Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

September 1, 2021